Exhibit 23.1

Consent of Independent Auditor

KMG Chemicals, Inc.

Fort Worth, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-217185, 333-144349 and 333-129879) and Form S-8 (Nos. 333-209142 and 333-164686) of KMG Chemicals, Inc. of our report dated June 14, 2017, relating to the consolidated financial statements of Flowchem Holdings, LLC as of December 31, 2016 and 2015, and for each of the three years in the period ended December 31, 2016, which appears in this Form 8K/A.

/s/ BDO USA, LLP

Houston, Texas

August 31, 2017